FOR IMMEDIATE RELEASE
Embecta Corp. Reports First Quarter Fiscal 2024 Financial Results

PARSIPPANY, N.J., Feb 9, 2024 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta” or the "Company") (Nasdaq: EMBC), a global diabetes care company, today reported financial results for the three month period ended December 31, 2023.
"Building on our performance during 2023, embecta delivered strong results for the first quarter of 2024," said Devdatt (Dev) Kurdikar, Chief Executive Officer of embecta. "During the first quarter, I am pleased to report that we transitioned approximately sixty percent of our revenue to our own ERP system, shared service capability and distribution infrastructure, while delivering financial results that exceeded our expectations. Importantly, we also made progress on our strategic priorities, including the 510(k) filing of our open-loop patch pump with the FDA. Given our performance during the first quarter, coupled with our outlook for the remainder of the year, we are raising our guidance for certain key financial reporting metrics."
First Quarter Fiscal Year 2024 Financial Highlights:
•Revenues of $277.3 million, up 0.6% on a reported basis; down 0.3% on a constant currency basis
◦U.S. revenues decreased 0.5% on both a reported and constant currency basis
◦International revenues increased 1.8% on a reported basis, and were unchanged on a constant currency basis
•Gross profit and margin of $185.9 million and 67.0%, compared to $188.8 million and 68.5% in the prior year period
•Adjusted gross profit and margin of $186.3 million and 67.2%, compared to $188.9 million and 68.5% in the prior year period
•Operating income and margin of $45.5 million and 16.4%, compared to $88.8 million and 32.2% in the prior year period
•Adjusted operating income and margin of $77.5 million and 27.9%, compared to $101.6 million and 36.9% in the prior year period
•Net income and earnings per diluted share of $20.1 million and $0.35, compared to $35.2 million and $0.61 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $35.3 million and $0.61, compared to $55.4 million and $0.96 in the prior year period
•Adjusted EBITDA and margin of $90.4 million and 32.6%, compared to $110.2 million and 40.0% in the prior year period
•Announced a dividend of $0.15 per share
Strategic Highlights:
•Strengthen the base business
◦Six embecta abstracts accepted as posters to be presented at Advanced Technologies & Treatments for Diabetes ("ATTD") 2024 conference in Florence in March
◦embecta industry sponsored symposium at ATTD 2024 in March titled "Unlocking the potential of insulin pumps for personalized type 2 diabetes care"
•Separate and stand-up
◦Completed enterprise resource planning ("ERP") implementation comprising approximately sixty percent of embecta's revenue base, including two of its three manufacturing plants; implemented new shared service capability and distribution infrastructure for U.S. and Canada

◦Exited several transition service agreements with Becton, Dickinson and Company ("BD")
◦Finalized transfer of Suzhou, China manufacturing entity and related assets from BD to embecta
•Invest for growth
◦Filed 510(k) premarket filing for the open-loop insulin delivery system with the U.S. Food and Drug Administration ("FDA")
◦Progressed the development of a type 2 closed loop insulin delivery system utilizing embecta’s proprietary patch pump system, which carries Breakthrough Device Designation from the FDA
First Quarter Fiscal Year 2024 Results:
Revenues by geographic region are as follows:

	Three months ended December 31,
Dollars in millions			Increase/(decrease)
				As Reported	Constant Currency
	2023	2022	$	%	%
United States	$148.6	$149.3	$(0.7)	(0.5)%	(0.5)%
International	128.7	126.4	2.3	1.8	0.0
Total	$277.3	$275.7	$1.6	0.6%	(0.3)%

The Company's revenues increased by $1.6 million, or 0.6%, to $277.3 million for the three months ended December 31, 2023 as compared to revenues of $275.7 million for the three months ended December 31, 2022. Changes in revenues are driven by the volume of goods that it sells, the prices it negotiates with customers and changes in foreign exchange rates. The increase in revenues was driven by $2.3 million associated with the positive impact of foreign currency translation primarily due to the weakening of the U.S. dollar and $3.4 million of favorable changes in price. This was partially offset by a $2.1 million decrease in contract manufacturing related to sales of non-diabetes products to BD and $2.0 million of unfavorable changes in volume.
Fiscal Year 2024 Updated Financial Guidance:
For fiscal year 2024, the Company now expects:

Dollars in millions, except percentages and per share data	Current	Previous (1)
Revenues	$1,094 - $1,116	$1,085 - $1,105
As Reported (%)	(2.4%) - (0.4%)	(3.0%) - (1.0%)
Constant Currency (%)	(2.0%) - 0.0%	(2.0%) - 0.0%
F/X (%)	(0.4)%	~ (1.0)%
Contract Manufacturing	$2 - $5	$0 - $5
Adjusted Gross Margin (%)	63.0% - 64.0%	63.0% - 64.0%
Adjusted Operating Margin (%)	23.75% - 24.75%	23.75% - 24.75%
Adjusted Earnings per Diluted Share	$1.95 - $2.15	$1.90 - $2.10
Adjusted EBITDA Margin (%)	29.5% - 30.5%	29.5% - 30.5%

(1) Previous guidance was issued on November 21, 2023.

We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted operating margin, expected adjusted earnings per diluted share, expected adjusted EBITDA and our expected adjusted EBITDA margin as we are unable to predict with reasonable certainty, and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.

Balance sheet, Liquidity and Other Updates
As of December 31, 2023, the Company had approximately $298.7 million in cash and cash equivalents and $1.633 billion of debt principal outstanding, and no amount drawn on its $500 million Revolving Credit Facility.
The Company’s Board of Directors declared a quarterly cash dividend of $0.15 for each issued and outstanding share of the Company’s common stock. The dividend is payable on March 15, 2024 to stockholders of record at the close of business on February 28, 2024.
First Quarter Fiscal Year 2024 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on February 9, 2024 to discuss the results of the quarter, provide an update on its business, and host a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the Company’s website at investors.embecta.com.

A webcast replay of the call will be available beginning at 11:00 a.m. ET on February 9, 2024, via the embecta investor relations website and archived on the website for one year.

Condensed Consolidated Statements of Income
Embecta Corp.
(Unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2023	2022

Revenues	$277.3	$275.7
Cost of products sold	91.4	86.9
Gross Profit	$185.9	$188.8
Operating expenses:
Selling and administrative expense	90.3	72.8
Research and development expense	20.2	16.9
Other operating expenses	29.9	10.3
Total Operating Expenses	$140.4	$100.0
Operating Income	$45.5	$88.8
Interest expense, net	(27.7)	(25.6)
Other income (expense), net	(3.5)	(7.1)
Income Before Income Taxes	$14.3	$56.1
Income tax provision (benefit)	(5.8)	20.9
Net Income	$20.1	$35.2

Net Income per common share:
Basic	$0.35	$0.62
Diluted	$0.35	$0.61

Condensed Consolidated Balance Sheets
Embecta Corp.
(in millions, except share and per share data)

	December 31, 2023	September 30, 2023
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$298.7	$326.5
Trade receivables, net (net of allowance for doubtful accounts of $1.2 million and $1.0 million as of December 31, 2023 and September 30, 2023, respectively)	96.1	16.7
Inventories:
Materials	32.9	32.1
Work in process	11.7	8.1
Finished products	104.6	111.9
Total Inventories	$149.2	$152.1
Amounts due from Becton, Dickinson and Company	110.3	142.4
Prepaid expenses and other	65.2	111.4
Total Current Assets	$719.5	$749.1
Property, Plant and Equipment, Net	301.3	300.2
Goodwill and Intangible Assets	24.3	24.7
Deferred Income Taxes and Other Assets	172.7	140.4
Total Assets	$1,217.8	$1,214.4
Liabilities and Equity
Current Liabilities
Accounts payable	$42.1	$53.5
Accrued expenses	122.2	118.1
Amounts due to Becton, Dickinson and Company	57.6	73.1
Salaries, wages and related items	57.4	62.1
Current debt obligations	9.5	9.5
Current finance lease liabilities	3.7	3.6
Income taxes	34.1	33.6
Total Current Liabilities	$326.6	$353.5
Deferred Income Taxes and Other Liabilities	60.7	57.2
Long-Term Debt	1,592.9	1,593.9
Non Current Finance Lease Liabilities	31.1	31.5
Commitments and Contingencies
Embecta Corp. Equity
Common stock, $0.01 par value Authorized - 250,000,000 Issued and outstanding - 57,573,497 as of December 31, 2023 and 57,333,353 as of September 30, 2023	$0.6	$0.6
Additional paid-in capital	33.4	27.9
Accumulated deficit	(530.0)	(541.1)
Accumulated other comprehensive loss	(297.5)	(309.1)
Total Equity	(793.5)	(821.7)
Total Liabilities and Equity	$1,217.8	$1,214.4

Condensed Consolidated Statements of Cash Flows
Embecta Corp.
(Unaudited, in millions)

	Three Months Ended December 31,
	2023	2022
Operating Activities
Net income	$20.1	$35.2
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	8.8	7.2
Amortization of debt issuance costs	1.6	1.6
Amortization of cloud computing arrangements	0.4	—
Stock-based compensation	7.3	5.5
Deferred income taxes	(17.0)	1.4
Change in operating assets and liabilities:
Trade receivables, net	(78.6)	3.0
Inventories	4.1	(14.7)
Due from/due to Becton, Dickinson and Company	17.1	(9.5)
Prepaid expenses and other	43.7	(6.6)
Accounts payable, accrued expenses and other current liabilities	(15.7)	19.4
Income and other net taxes payable	4.4	18.2
Other assets and liabilities, net	(9.3)	(0.3)
Net Cash (Used for) Provided by Operating Activities	$(13.1)	$60.4
Investing Activities
Capital expenditures	$(2.7)	$(4.7)
Net Cash Used for Investing Activities	$(2.7)	$(4.7)
Financing Activities
Payments on long-term debt	$(2.4)	$(2.4)
Payments related to tax withholding for stock-based compensation	(2.2)	(2.8)
Payments on finance lease	(0.3)	(0.9)
Dividend payments	(8.6)	—
Net Cash Used for Financing Activities	$(13.5)	$(6.1)
Effect of exchange rate changes on cash and cash equivalents	1.5	4.7
Net Change in Cash and cash equivalents	$(27.8)	$54.3
Opening Cash and cash equivalents	326.5	330.9
Closing Cash and cash equivalents	$298.7	$385.2

About Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (ii) Adjusted EBITDA and Adjusted EBITDA Margin, (iii) Adjusted Gross Profit and Adjusted Gross Profit Margin, (iv) Constant Currency revenue growth, (v) Adjusted Operating Income and Adjusted Operating Income Margin (vi) Non-GAAP Pre-tax Income and, (vii) Adjusted Net Income and Adjusted earnings per diluted share. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. The Company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a meaningful alternative representation of the underlying operating performance of the business.

For the three month period ended December 31, 2023 and 2022, the reconciliation of net income to EBITDA and adjusted EBITDA was as follows (unaudited, in millions):

	Three Months Ended December 31,

	2023	2022
GAAP Net Income	$20.1	$35.2
Interest expense, net	27.7	25.6
Income taxes	(5.8)	20.9
Depreciation and amortization	8.8	7.2
EBITDA	$50.8	$88.9
Stock-based compensation expense (1)	7.4	5.5
One-time stand up costs (2)	28.3	10.2
European regulatory initiative-related costs ("EU MDR") (3)	0.2	0.2
Business optimization and severance related costs (4)	1.9	0.4
Deferred jurisdiction adjustments in Other income (expense), net for taxes (5)	1.4	5.0
Amortization of cloud computing arrangements (6)	0.4	—
Adjusted EBITDA	$90.4	$110.2
Adjusted EBITDA Margin	32.6%	40.0%
(1)Represents stock-based compensation expense incurred during the three months ended December 31, 2023 and 2022, respectively. For the three months ended, December 31, 2023, $5.9 million is recorded in Selling and administrative expense, $0.9 million is recorded in Cost of products sold, and $0.6 million is recorded in Research and development expense. For the three months ended December 31, 2022, $4.6 million is recorded in Selling and administrative expense, $0.6 million is recorded in Cost of products sold, and $0.3 million is recorded in Research and development expense.
(2)One-time stand up costs incurred primarily include costs to stand up the Company. For the three months ended December 31, 2023, approximately $26.4 million is recorded in Other operating expenses and $1.9 million is recorded in Selling and administrative expense. For the three months ended December 31, 2022, approximately $9.9 million is recorded in Other operating expenses and $0.3 million is recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation ("GDPR") which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These costs are recorded in Research and development expense.
(4)Represents business optimization and severance related costs associated with standing up the organization recorded in Other operating expenses.
(5)Represents amounts due to BD for tax liabilities incurred in deferred closing jurisdictions where BD is considered the primary obligor.
(6)Represents amortization of implementation costs associated with cloud computing arrangements recognized in Other operating expenses.

For the three month period ended December 31, 2023 and 2022, the reconciliations of (1) GAAP Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin, (2) GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Income Margin and (3) GAAP Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share are as follows (unaudited in millions, except per share amounts):

	Three Months Ended December 31,	Three Months Ended December 31,

	2023	2022
Gross Profit	$185.9	$188.8
Gross Profit Margin	67.0%	68.5%
Stock-based compensation expense	0.1	—
Amortization of intangible assets (1)	0.3	0.1
Adjusted Gross Profit	$186.3	$188.9
Adjusted Gross Profit Margin	67.2%	68.5%

GAAP Operating Income	$45.5	$88.8
GAAP Operating Income Margin	16.4%	32.2%
Amortization of intangible assets (1)	0.3	0.1
One-time stand up costs (2)	28.3	10.2
EU MDR (3)	0.2	0.2
Stock-based compensation expense (4)	1.3	1.9
Business optimization and severance related costs (5)	1.9	0.4
Adjusted Operating Income	$77.5	$101.6
Adjusted Operating Income Margin	27.9%	36.9%

Income Before Income Taxes	$14.3	$56.1
Adjustments:
Amortization of intangible assets (1)	0.3	0.1
One-time stand up costs (2)	28.3	10.2
EU MDR (3)	0.2	0.2
Stock-based compensation expense (4)	1.3	1.9
Business optimization and severance related costs (5)	1.9	0.4
Deferred jurisdiction adjustments in Other income (expense), net for taxes (6)	1.4	5.0
Total Adjustments	$33.4	$17.8
Adjusted Pre-Tax Income	$47.7	$73.9
Adjusted Taxes on Income	$(12.4)	$(18.5)
Adjusted Net Income	$35.3	$55.4
Adjusted Net Income per Diluted share	$0.61	$0.96

GAAP Net Income	$20.1	$35.2
GAAP Net Income per Diluted share	$0.35	$0.61

GAAP and Adjusted Diluted weighted-average shares outstanding (in thousands)	57,632	57,484
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand up costs incurred primarily include costs to stand up the Company. For the three months ended December 31, 2023, approximately $26.4 million is recorded in Other operating expenses and $1.9 million is recorded in Selling and administrative expense. For the three months ended December 31, 2022, approximately $9.9 million is recorded in Other operating expenses and $0.3 million is recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These costs are recorded in Research and development expense.

(4)Represents stock-based compensation expense recognized during the period associated with the incremental value of converted legacy BD share-based awards and one-time sign-on equity awards granted to certain members of the Embecta leadership team in connection with the separation from BD. For both the three months ended December 31, 2023, and 2022, $1.3 million and $1.9 million is recorded in Selling and administrative expense, respectively.
(5)Represents business optimization and severance related costs associated with standing up the organization recorded in Other operating expenses.
(6)Represents amounts due to BD for tax liabilities incurred in deferred jurisdictions where BD is considered the primary obligor.
Each reporting period, we face currency exposure that arises from translating the results of our worldwide operations to the U.S. dollar at exchange rates that fluctuate from the beginning of such period. A stronger U.S. dollar, compared to the prior-year period, resulted in an unfavorable foreign currency translation impact to our revenues as compared to the prior-year period. We evaluate our results of operations on both a reported and a Constant Currency basis, which excludes the impact of fluctuations in foreign currency exchange rates by comparing results between periods as if exchange rates had remained constant period-over-period. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a Constant Currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. We calculate Constant Currency percentages by converting our current-period local currency financial results using the prior-period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a Constant Currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.
For the three month period ended December 31, 2023 and 2022, the reconciliation of revenue growth to Constant Currency was as follows:

	Three months ended December 31,
Dollars in millions	2023	2022	Total Change	Estimated FX Impact	Constant Currency Change
Total Revenues	$277.3	$275.7	0.6%	0.9%	(0.3)%

About Embecta

embecta is a global diabetes care company that is leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, Instagram and Twitter.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans, achievements, and anticipated product clearances, approvals and launches. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2024 financial guidance and investing in growth, including advancing the development of our hybrid closed loop insulin delivery system. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations; (ii) any inability to extend or replace the services provided by BD under the Transition Services Agreement, the Logistics Services Agreement and other transaction documents; (iii) any failure by BD to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to its customers; (v) increases in operating costs, including fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (vi) changes in reimbursement practices of governments or private payers or other cost containment measures; (vii) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (viii) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (ix) any new pandemic, such as the COVID-19 pandemic, or any geopolitical instability, including disruptions in its operations and supply chains; (x) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (xi) the expected benefits of the separation from BD; (xii) risks associated with embecta’s indebtedness; (xiii) the risk that ongoing dis-synergy costs, costs of restructuring and other costs incurred in connection with the separation from BD will exceed our estimates of these costs; (xiv) the risk that it will be more difficult than expected to effect embecta’s full separation from BD; (xv) risks associated with not completing strategic collaborative partnerships and acquisitions for innovative technologies, complementary product lines, and new markets; and (xvi) embecta’s ability to obtain clearance from the FDA of any product; (xvii) its ability to market and sell such products successfully; (xviii) its ability to anticipate the needs of people with diabetes; (xix) its ability to successfully complete clinical trials, obtain regulatory clearance and obtain approvals for its products; (xx) its ability to manufacture such products in a cost-effective manner, obtain appropriate intellectual property protection for such products, gain and maintain market acceptance of such products, secure distribution channels, and obtain access, coverage and reimbursement for such products; (xxi) future business decisions made by embecta and its competitors; and (xxii) the other risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS

Investors:
Pravesh Khandelwal
VP, Head of Investor Relations
551-264-6547
Contact IR
Media:
Christian Glazar
Sr. Director, Corporate Communications
908-821-6922
Contact Media Relations